EXHIBIT 23.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)
Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.
香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室
Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078
Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-148253, No. 333-151678 and No. 333-151985) and the Registration Statements on Form S-8 (No. 333-137747, No. 333-153649, No. 333-153650 and No. 333-205218) of CBAK Energy Technology, Inc. (the “Company”) of our report dated April 16, 2019, relating to the Company's consolidated financial statements (which report expresses an unqualified opinion with an emphasis paragraph on the substantial doubt about the Company's ability to continue as a going concern), which appears in this Annual Report on Form 10-K.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

(successor to Centurion ZD CPA Limited)

Hong Kong, China

April 16, 2019